As filed with the Securities and Exchange Commission on August 14, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Gambling.com Group Limited
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)

Jersey	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Gambling.com Group Limited
22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands
+1 704 368 3388
(Address and telephone number of Registrant’s principal executive offices)
DBO Services LLC
155 Office Plaza Dr.
Tallahassee, FL 32301, United States
+1 850-216-0457
(Name, address and telephone number of agent for service)
Copies to:

Michael J. Stein, Esq., Senior Vice President, General Counsel
Dave N. Rao, Esq., Assistant General Counsel
Gambling.com Group Limited
c/o GDC America Inc.
3600 South Boulevard, Suite 200
Charlotte, NC 28209, United States
John R. Vetterli, Esq. Jessica Y. Chen, Esq. White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Tel: (212) 819-8200 Fax: (212) 354-8113
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company  ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒
†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 14, 2025
PROSPECTUS

$200,000,000
Ordinary Shares
Preferred Shares
Debt Securities
Subscription Rights
Warrants
Units
6,667,042 Ordinary Shares
Offered by Selling Shareholders
We may offer, issue and sell from time to time, in one or more offerings, up to $200,000,000, in the aggregate, of our ordinary shares, preferred shares, debt securities, subscription rights, warrants and units (collectively, the “securities”). We may offer, issue and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell securities pursuant to this prospectus, we will obtain any necessary consents from the Jersey Financial Services Commission (the “JFSC”). We will provide the specific terms of these securities in supplements to this prospectus.
In addition, the selling shareholders may offer and sell up to 6,667,042 ordinary shares, in the aggregate, from time to time in one or more offerings, on the terms described in this prospectus or in an applicable prospectus supplement. To the extent that any selling shareholder resells any securities, the selling shareholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling shareholder and the terms of the securities being offered. Each time the selling shareholder sells securities pursuant to this prospectus, any necessary consents from the JFSC will be obtained. We will not receive any proceeds from the sale of ordinary shares by the selling shareholders. See “Selling Shareholders.”
The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will set forth the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. For general information about the distribution of securities offered, see “Plan of Distribution” beginning on page 20 of this prospectus.
Our ordinary shares are traded on the Nasdaq Global Market under the symbol “GAMB.” The last reported sale price for ordinary shares on August 13, 2025 as quoted on the Nasdaq Global Market was $10.81 per share.
We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012, and as such are eligible for reduced public company reporting requirements.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND OTHER RISK FACTORS CONTAINED IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED BEFORE INVESTING IN ANY OF OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                              , 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings under this prospectus, and the selling shareholders may, from time to time, offer such securities owned by them in one or more offerings, as described in this prospectus.
Each time we or selling shareholders sell securities described herein, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation by Reference.”
You should rely only on the information contained in or incorporated by reference into this prospectus, any prospectus supplement and any issuer free writing prospectus. Neither we nor the selling shareholders have authorized any other person to provide you with different information or to make any representation other than those contained in or incorporated by reference into this prospectus, any prospectus supplement and any issuer free writing prospectus. If any person provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and/or prospects may have changed since those dates.
It must be distinctly understood that neither the registrar of companies in Jersey nor the Jersey Financial Services Commission takes any responsibility for the financial soundness of the Company or for the correctness of any statements made, or opinions expressed, with regard to it.
For investors outside of the United States: We have not done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, the distribution of this prospectus outside of the United States.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Gambling.com Group,” the “Company,” the “Group,” “we,” “our,” “ours,” “us,” or similar terms refer to Gambling.com Group Limited, together with its subsidiaries.
Unless otherwise indicated, the term “selling shareholder” as used in this prospectus means the selling shareholder referred to in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” “could,” “will,” “would,” “ongoing,” “future,” or the negative of these terms or other similar expressions. Forward-looking statements include, but are not limited to, such matters as:
•our ability to manage our continued expansion, including (i) in the United States, both into new states as they launch and in the United States generally, (ii) in other markets in which we currently operate, and (iii) expansion into other new markets;
•our ability to compete in our industry;
•our expectations regarding our financial performance, including our revenue, costs, EBITDA, and other non-IFRS measures;
•our ability to mitigate and address unanticipated performance problems on our websites or platforms;
•our ability to attract, retain, and maintain good relations with our customers;
•our ability to anticipate market needs or develop new or enhanced offerings and services to meet those needs;
•our ability to stay in compliance with laws and regulations, including gaming regulations and tax laws, that currently apply or may become applicable to our business and our expectations regarding various laws and restrictions that relate to our business;
•our ability to maintain, protect, and enhance our intellectual property;
•the sufficiency of our cash, cash equivalents, and investments to meet our liquidity needs, including to help finance potential acquisitions;
•our ability to anticipate the effects of existing and developing laws and regulations, including with respect to gaming and taxation, and privacy and data protection that relate to our business;
•our ability to identify, recruit, and retain skilled personnel, including key members of senior management;
•our ability to successfully identify, manage, consummate and integrate any existing and potential acquisitions;
•our ability to successfully defend litigation brought against us;
•our ability to manage the increased expenses associated and compliance demands with being a public company;
•our ability to maintain our foreign private issuer status; and
•our ability to effectively manage our growth and maintain our corporate culture.
The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions, and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance, or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks provided under the heading “Risk Factors” in this prospectus for a discussion of these and other risks that relate to our business and investing in our securities.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Each forward-looking statement speaks only as of the date of the particular statement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date on which the statements are made to conform these statements to actual results or to changes in our expectations.

THE COMPANY
We are a fast-growing provider of marketing and sports data services for the global online gambling industry. We help online gambling operators, including for online casino and sports betting, reach high intent audiences and acquire new customers in 19 national markets across more than ten languages through a platform of marketing technologies and premier branded websites including Gambling.com, Bookies.com and Casinos.com. Through our sports data platform and under the OddsJam, OpticOdds and RotoWire brands, we assist consumers and power enterprises to succeed in sports betting and fantasy sports.
We utilize our proprietary marketing technology platform and portfolio of premier branded websites including Gambling.com, Bookies.com, Casinos.com and Freebets.com, in addition to over 50 local websites to help online gambling operators target high intent audiences and acquire new customers. We tailor each one of our websites to different user interests and markets within the online gambling industry by producing original content relating to the sector, such as news, odds, statistics, product reviews and product comparisons of locally available online gambling services. We utilize our marketing technology platform, websites, and media partnerships to attract online gamblers through online marketing efforts and refer these online gamblers to operators licensed by gambling regulators. In this way, we provide enterprise marketing services to online gambling operators.
We primarily generate revenue through performance marketing by referring online gamblers from one of our websites to online gambling operators. When these referred online gamblers are converted by the gambling operators into actual paying players, by registering a new account and making a deposit into that account, this online gambler becomes one of our referred players. Each of our referred players entitles us to remuneration pursuant to our agreements with the online gambling operator. Our performance marketing agreements are primarily based on a revenue share model, Cost Per Acquisition model (also referred to as CPA), or a combination of both, which is referred to as hybrid. We also generate Advertising and other revenue from arrangement not based on the referred players including advertising and onboarding fees on our websites.
As we are compensated primarily on a performance-based model, our revenue depends overwhelmingly on the quantity and quality of traffic we can provide to our customers, rather than on our commercial team’s ability to sell advertising based on fixed fees or placements. Our commercial team focuses on finding high performing partners and curating the relationship with our existing partners to improve and expand our business relationships.
Our revenue performance can be optimized by selecting the best commercial model available to us from each of our customers. Usually, some combination of the models will be offered and it is incumbent on us to select and negotiate our preferable model. Operators’ favored model tends to vary over time depending on internal priorities and personnel. Internally, we are agnostic as to the superiority of any one of the three performance marketing models. We have a predictive analytics system which estimates the value to us of each of these models based on each operator, product and market and we simply choose the one that our systems predict will yield the best results.
Online gamblers generally locate our websites via search engines, and we are thus dependent on the effective implementation of Search Engine Optimization (“SEO”) strategies across our portfolio of websites. We plan to organically increase our market share by continuing to deliver best in class content on our branded websites through the efficient use of our technology platforms. Google and other search engines are increasingly adept at identifying the high-quality content which deserves prominence. Our investments in content, product and website delivery thus naturally result in strong search engine rankings.
We utilize our proprietary sports data platform and our RotoWire.com, Oddsjam.com and Opticodds.com brands and websites to assist consumers and power enterprises to succeed in sports betting and fantasy sports. We monetize our brands and websites through consumer and enterprise subscriptions services for premium fantasy sports content and real time sports betting odds analytics.
The foundation of our data services came through the acquisitions of Roto Sports, Inc. in 2022 and Odds Holdings, Inc. in January 2025, which provided us with complementary recurring subscription revenue independent of our online gambling marketing business. These acquisitions contributed to expanding our total addressable market within the online gambling ecosystem.

Our principal executive offices are located at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands, and our telephone number is +1 704 368 3388.

RISK FACTORS
Investing in our securities involves a high degree of risk. Our business, financial condition, or results of operations could be adversely affected by any of these risks. You should carefully consider the risk factors discussed under the caption “Item 3. Key Information – Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on March 20, 2025, and in any other filing we make with the SEC subsequent to the date of this prospectus, each of which are incorporated herein by reference herein, and in any applicable prospectus supplement to this prospectus, before making your investment decision. See “Where You Can Find More Information” and “Incorporation by Reference.”
The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business, financial condition, prospects, or results of operations could be adversely affected. In that event, the market price of our ordinary shares or other securities could decline, and you could lose part or all of your investment. Please also read carefully the section above entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds we receive from our sale of securities that may be offered by us hereby for general corporate purposes, which may include working capital, operating expenses, capital expenditures, and potential strategic investments and acquisitions. Additional information relating thereto may be set forth in any applicable prospectus supplement.
We will not receive any proceeds from the sale of our ordinary shares by any selling shareholder, unless otherwise set forth in a prospectus supplement. Any selling shareholder will pay any underwriting fees, discounts, selling commissions, and expenses incurred by such selling shareholder in disposing of its ordinary shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the ordinary shares covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

CAPITALIZATION
Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and incorporated herein by reference.

DESCRIPTION OF SECURITIES
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.
We may sell from time to time, in one or more offerings, ordinary shares, preferred shares, debt securities, subscription rights, warrants and/or units consisting of two or more of these classes or series of securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $200 million.

DESCRIPTION OF ORDINARY SHARES
Our authorized share capital is an unlimited number of shares of one class designated as ordinary shares, with no par value.
As of July 15, 2025, there were 35,712,651 ordinary shares issued and outstanding. All of our outstanding ordinary shares are validly issued, fully paid, and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.
A description of our ordinary shares can be found under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A filed with the SEC on July 19, 2021, and any amendments or reports filed for the purpose of updating such description.

DESCRIPTION OF PREFERRED SHARES
The following summary of terms of preferred shares is not complete as we currently do not have any preferred shares. You should refer to the provisions of our Amended and Restated Memorandum and Articles of Association and the terms of each class or series of the preferred shares which will be filed with the SEC at or prior to the time of issuance of such class or series of preferred shares and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to that series of preferred shares, provided that the information set forth in the prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.
Our Amended and Restated Memorandum and Articles of Association allow our Board of Directors (the “Board”), subject to any special rights conferred on the holders of any share or class of shares and the resolutions of our shareholders, to authorize the creation and issuance of preferred shares in one or more series, and to fix the rights and preferences of those shares, including as to dividends, voting, return of capital and otherwise.
Issuances of preferred shares are subject to the applicable rules of any stock exchange or other organizations on whose systems our preferred shares may then be quoted or listed. Depending upon the terms of the preferred shares established by our Board, any or all series of preferred shares could have preferences over the ordinary shares with respect to dividends and other distributions and upon liquidation of the company. Issuance of any such shares with voting powers, or issuance of additional ordinary shares, would dilute the voting power of the issued and outstanding ordinary shares.
The terms of each series of preferred shares will be described in any prospectus supplement related to that series of preferred shares.
The Board, in approving the issuance of a series of preferred shares, has authority to determine, and the applicable prospectus supplement may set forth with respect to that series, the following terms, among others:
•the number of shares constituting that series and the distinctive designation of that series;
•the dividend rate on the shares of that series, if any, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
•the voting rights for shares of the series, if any, in addition to the voting rights provided by law, and the terms of those voting rights;
•the conversion or exchange privileges for shares of the series, if any (including, without limitation, conversion into shares of common share), and the terms and conditions of such conversion or exchange, including provisions for adjustment of the conversion or exchange rate in those events as the Board will determine;
•whether or not the shares of that series will be redeemable and, if so, the terms and conditions of the redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
•any sinking fund for the redemption or purchase of shares of that series and the terms and amount of the sinking fund;
•the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness by us or any of our subsidiaries, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by us or any of our subsidiaries of, any of our issued and outstanding shares;

•the rights of the shares of that series in the event of our voluntary or involuntary liquidation, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of that series; and
•any other relevant participating, optional or other special rights, qualifications, limitations or restrictions of that series.
If the purchase price of any preferred share is payable in a currency other than U.S. dollars, the specific terms with respect to such preferred share and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities together with other securities or separately. The debt securities will be issued under an indenture between us and a trustee identified in the applicable prospectus supplement, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The executed indenture will be incorporated by reference from a report on Form 6-K. We encourage you to read the indenture, which will govern your rights as a holder of debt securities. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended.
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
The applicable prospectus supplement, including any applicable pricing supplement, will set forth, to the extent required, the following terms of each series of debt securities in respect of which the prospectus supplement is delivered:
•the title of the series;
•the aggregate principal amount;
•the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
•any limit on the aggregate principal amount;
•the date or dates on which principal is payable;
•the interest rate or rates (which may be fixed or variable) and, if applicable, the method used to determine such rate or rates;
•the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
•the place or places where principal and, if applicable, premium and interest is payable;
•the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
•the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;
•whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;
•the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
•the currency of denomination;
•the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
•if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;
•the provisions, if any, relating to any collateral provided for such debt securities;
•any events of default;
•the terms and conditions, if any, for conversion into or exchange for our ordinary shares;
•any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and
•the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.
One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections and general tax considerations relating to the debt securities and the foreign currency or currencies (or foreign currency unit or units) in the applicable prospectus supplement.
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our ordinary shares, preferred shares or debt securities or any combination thereof. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•the price, if any, for the subscription rights;
•the exercise price payable for each ordinary share upon the exercise of the subscription rights;
•the number of subscription rights to be issued to each shareholder;
•the number and terms of the ordinary shares which may be purchased per each subscription right;
•the extent to which the subscription rights are transferable;
•any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.
The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase ordinary shares, preferred shares or debt securities or any combination thereof. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•the title of such warrants;
•the aggregate number of such warrants;
•the price or prices at which such warrants will be issued and exercised;
•the currency or currencies in which the price of such warrants will be payable;
•the securities purchasable upon exercise of such warrants;
•the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•information with respect to book-entry procedures, if any;
•any material Jersey and U.S. federal income tax consequences;
•the anti-dilution provisions of the warrants, if any; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•any material provisions of the governing unit agreement that differ from those described above.
The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units.

SELLING SHAREHOLDERS
We are registering for resale from time to time by the selling shareholders identified in the table below, including their transferees, pledgees, donees, assignees or other successors-in-interest, up to 6,667,042 ordinary shares held by them. All of these ordinary shares were either acquired before our initial public offering in July 2021 or afterwards prior to the date hereof by our directors and certain members of our management. We will not receive any proceeds from the resale of the ordinary shares by the selling shareholders.
The selling shareholders identified in the table below may from time to time offer and sell under this prospectus any or all of the ordinary shares described under the column “Shares to be Sold in Offering” in the table below. The table below has been prepared based upon information furnished to us by the selling shareholders as of the dates represented in the footnotes accompanying the table. Information concerning the selling shareholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.
The following table and footnote disclosure following the table sets forth the name of each selling shareholder and the number of ordinary shares beneficially owned by the selling shareholder before this offering. The number of ordinary shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any ordinary shares as to which a person has sole or shared voting power or investment power and any ordinary shares that the person has the right to acquire within 60 days of July 15, 2025 through the exercise of warrants or options and the vesting of restricted stock units. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Information regarding the nature of any position, office or other material relationship, if any, that the selling shareholder has had within the past three years with us or with any of our predecessors or affiliates is hereby incorporated by reference from Item 6 – Directors, Senior Management and Employees, and Item 7—Major Shareholders and Related Party Transactions in our Form 20-F. Unless otherwise indicated, to our knowledge, each person named in the table below has sole voting, dispositive and investment power with respect to the ordinary shares set forth opposite such person’s name. Except as otherwise indicated in the table below, addresses of named selling shareholders are c/o Gambling.com Group Limited, 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands.
We have assumed that all ordinary shares reflected in the table as being offered covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of ordinary shares that will be held by the selling shareholders upon termination of the offering covered by this prospectus because the selling shareholders may offer some, all or none of their ordinary shares being offered in the offering.
The percentage of ordinary shares beneficially owned is based on 35,712,651 ordinary shares outstanding as of July 15, 2025.

	Ordinary Shares Beneficially Owned Prior To Offering		Ordinary Shares To Be Sold In Offering	Ordinary Shares Beneficially Owned After Offering
	Number	Percentage		Number	Percentage
Selling Shareholder
Mark Blandford(1)	7,199,000	20.2%	2,797,532	4,401,468	12.3%
Edison Partners IX, LP(2)	2,273,342	6.4%	883,421	1,389,921	3.9%
Charles Gillespie(3)	3,543,410	9.9%	1,376,970	2,166,440	6.1%
Kevin McCrystle	1,012,154	2.8%	393,324	618,830	1.7%
Elias Mark(4)	1,091,694	3.1%	424,233	667,461	1.9%
Pär Sundberg	68,876	*	26,766	42,110	*
Susan Ball(5)	161,710	*	62,841	98,869	*
Michael Quartieri(6)	52,700	*	20,480	32,220	*
Fintan Costello	25,773	*	10,016	15,757	*
Jayme Mendal	12,596	*	4,895	7,701	*

__________________
*Less than 1%.
(1)Consists of (i) 500,000 ordinary shares held of record by Mr. Blandford and (ii) 6,699,000 ordinary shares held by Boatside Investments. Hay On Wye Investments is the sole shareholder of Boatside Investments. Because of his control over Hay On Wye Investments, Mark Blandford controls voting, dispositive and investment power with respect to the Ordinary Shares directly held by Boatside Investments Limited, and therefore may be deemed to beneficially own the Ordinary Shares owned directly by Boatside Investments Limited and indirectly by Hay On Wye Investments.
(2)Consists of 2,273,342 ordinary shares held by Edison Partners IX, LP. Edison IX GP LLC is the general partner of Edison Partners IX, LP and controls voting, dispositive and investment power with respect to the ordinary shares held by Edison Partners IX, LP. Christopher Sugden, Ryan Ziegler, Thomas Vander Schaaff, Michael Kopelman and Lenard Marcus are the managing members of Edison IX GP LLC, and Mr. Sugden is also the managing partner of Edison IX GP LLC. Each of Mr. Sugden, Mr. Ziegler, Mr. Vander Schaaff, Mr. Kopelman and Mr. Marcus may be deemed to have voting, dispositive and investment power over the ordinary shares held by Edison Partners IX, LP and disclaims any such beneficial ownership other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address for Edison Partners Management, LLC and the persons named in this footnote is 281 Witherspoon Street, Princeton, NJ 08540.
(3)Consists of (i) 176,234 ordinary shares held of record by Mr. Gillespie and (ii) 3,367,176 ordinary shares held by Praetorium Limited. Mr. Gillespie controls voting, dispositive and investment power with respect to the ordinary shares held by Praetorium Limited and therefore may be deemed to beneficially own the ordinary shares held by Praetorium Limited.
(4)Represents 1,091,694 ordinary shares, including 366,667 share options that will be exercisable within 60 days of July 15, 2025.
(5)Represents 161,710 ordinary shares, including 111,254 share options that will be exercisable within 60 days of July 15, 2025.
(6)Represents 52,700 ordinary shares, including 14,937 share options that will be exercisable within 60 days of July 15, 2025.
This prospectus also relates to the possible resale by certain of our shareholders of up to 666,564 ordinary shares that were issued and outstanding prior to the date of the registration statement of which this prospectus forms a part. The selling shareholders (the “Odds Holdings Selling Shareholders”) acquired our ordinary shares in connection with the closing of the acquisition of Odds Holdings, Inc. (“Odds Holdings”), pursuant to the Agreement and Plan of Merger dated December 12, 2024 (the “OddsJam Merger Agreement”), by and among the Company, Odyssey Merger Corp., a Delaware corporation and wholly-owned indirect subsidiary of the Company (“Merger Sub”), Odds Holdings, and Shareholder Representative Services LLC, solely in its capacity as representative of the Odds Holdings Selling Shareholders.
The applicable prospectus supplement will set forth the name of each of the Odds Holdings Selling Shareholders and the number of ordinary shares beneficially owned by such Odds Holdings Selling Shareholder that are covered by such applicable prospectus supplement. The applicable prospectus supplement will also disclose whether any of the Odds Holdings Selling Shareholders has held any position or office with, has been employed by, or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.
The Odds Holdings Selling Shareholders shall not sell any ordinary shares pursuant to this prospectus until we have identified such Odds Holdings Selling Shareholders and the ordinary shares being offered for resale by such Odds Holdings Selling Shareholders in a subsequent prospectus supplement. However, the Odds Holdings Selling Shareholders may sell or transfer all or a portion of their ordinary shares pursuant to any available exemption from the registration requirements of the Securities Act.
Unless otherwise indicated or the context otherwise requires, the selling shareholders shall include the selling shareholders identified in the table above and the Odds Holdings Selling Shareholders.

PLAN OF DISTRIBUTION
We or the selling shareholders may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We or the selling shareholders may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public. We or one or more selling shareholders may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement. We or the selling shareholders may distribute securities from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
We or the selling shareholders may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•on or through the facilities of the Nasdaq Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or
•to or through a market maker otherwise than on the Nasdaq Global Market or such other securities exchanges or quotation or trading services.
Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•the name or names of the underwriters, if any;
•the purchase price of the securities and the proceeds, if any, we or the selling shareholders will receive from the sale;
•any over-allotment options under which underwriters may purchase additional securities from us or the selling shareholders;
•any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;
•any public offering price;
•any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. If the selling shareholders grant any such option to the underwriters to purchase additional securities with an additional underwriting commission, the terms of such option will be set forth in the applicable prospectus supplement for such securities.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement that we or the selling shareholders will enter into with the underwriters. We or the selling shareholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or the selling shareholders may use underwriters with whom we have a material relationship. We or the selling shareholders will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We or the selling shareholders may sell securities directly or through agents we designate from time to time. We or the selling shareholders will name any agent involved in the offering and sale of securities, and we or the selling shareholders will describe any commissions we or the selling shareholders will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment. Our agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer to sell.
We or the selling shareholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We or the selling shareholders will describe the conditions to these contracts and the commissions we or the selling shareholders must pay for solicitation of these contracts in the prospectus supplement.
We or the selling shareholders may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. In addition, we will indemnify the selling shareholders against certain civil liabilities, including certain liabilities under the Securities Act, and the selling shareholders will be entitled to contribution from us with respect to those liabilities. The selling shareholders will indemnify us against certain civil liabilities under the Securities Act, and we will be entitled to contribution from the selling shareholders with respect to those liabilities. Agents and underwriters may engage in transactions with, or perform services for, us or the selling shareholders in the ordinary course of business.
We or one or more selling shareholders may solicit directly offers to purchase the securities, and we or one or more selling shareholders may sell securities directly to purchasers without the involvement of agents, underwriters or dealers. We will describe the terms of our direct sale in the applicable prospectus supplement.
Securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as our agents in connection with a remarketing of such securities following their purchase or redemption or otherwise. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.
With or without the involvement of agents, underwriters, dealers, remarketing firms or other third parties, we may utilize the Internet or other electronic bidding or ordering systems for the pricing and allocation of securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us. The use of such a system may affect the price or other terms at which such securities are sold. The final offering price at which securities would be sold, and the allocation of securities among bidders, would be based in whole or in part on the results of the bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. We will describe in the applicable prospectus supplement how any auction or bidding process will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the process and, where applicable, the nature of the obligations of any agent, underwriter, dealer or remarketing firm with respect to the auction or ordering system.
We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.
We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.
All securities we may offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We and the selling shareholders cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters or agents that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the ordinary shares on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the ordinary shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

ENFORCEMENT OF CIVIL LIABILITIES
U.S. laws do not necessarily extend either to us or our officers or directors. We are organized under the laws of Jersey. Many of our directors and officers reside outside of the United States. Substantially all the assets of both us and our directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process on either us or our officers and directors within the United States, or to enforce against these persons or us, either inside or outside the United States, a judgment obtained in a U.S. court predicated upon the civil liability provisions of the federal securities or other laws of the United States or any U.S. state.
We have appointed GDC America, Inc., as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of the laws of any state of the United States.
A judgment of a U.S. court is not directly enforceable in Jersey, but constitutes a cause of action which will be enforced by Jersey courts provided that:
•the applicable U.S. courts had jurisdiction over the case, as recognized under Jersey law;
•the judgment is given on the merits and is final, conclusive and non-appealable;
•the judgment relates to the payment of a sum of money, not being taxes, fines or similar governmental penalties;
•the defendant is not immune under the principles of public international law;
•the same matters at issue in the case were not previously the subject of a judgment or disposition in a separate court;
•the judgment was not obtained by fraud or duress and was not based on a clear mistake of fact; and
•the recognition and enforcement of the judgment is not contrary to public policy in Jersey, including observance of the principles of what are called “natural justice,” which among other things require that documents in the U.S. proceeding were properly served on the defendant and that the defendant was given the right to be heard and represented by counsel in a free and fair trial before an impartial tribunal.
It is the policy of Jersey courts to award compensation for the loss or damage actually sustained by the person to whom the compensation is awarded. Although the award of punitive damages is generally unknown to the Jersey legal system that does not mean that awards of punitive damages are not necessarily contrary to public policy. Whether a judgment was contrary to public policy depends on the facts of each case. Exorbitant, unconscionable, or excessive awards will generally be contrary to public policy. Moreover, if a U.S. court gives a judgment for multiple damages against a qualifying defendant the amount which may be payable by such defendant may be limited by virtue of the Protection of Trading Interests Act 1980, an Act of the United Kingdom extended to Jersey by the Protection of Trading Interests Act 1980 (Jersey) Order, 1983, which provides that such qualifying defendant may be able to recover such amount paid by it as represents the excess of such multiple damages over the sum assessed as compensation by the court that gave the judgment. A “qualifying defendant” for these purposes is a citizen of the United Kingdom and Colonies, a body corporate incorporated in the United Kingdom, Jersey or other territory for whose international relations the United Kingdom. is responsible or a person carrying on business in Jersey.
Jersey courts cannot enter into the merits of the foreign judgment and cannot act as a court of appeal or review over the foreign courts. In addition, a plaintiff who is not resident in Jersey may be required to provide a security bond in advance to cover the potential of the expected costs of any case initiated in Jersey. In addition, we have been further advised by our legal counsel in Jersey, that it is uncertain as to whether the courts of Jersey would entertain original actions based on U.S. federal or state securities laws, or enforce judgments from U.S. courts against us or our officers and directors which originated from actions alleging civil liability under U.S. federal or state securities laws.

EXPENSES
The following is an estimate, subject to future contingencies, of the expenses we may incur in connection with the issuance and distribution of the securities being registered. All amounts listed in the table below are estimates except the SEC registration fee and the FINRA filing fee.

Expense	Estimated Amount
SEC registration fee	$22,278
FINRA filing fees	$40,491
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous costs	*
Total	*
__________________
*To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

LEGAL MATTERS
Carey Olsen Jersey LLP will pass upon the validity of the shares being registered hereby and certain other legal matters in connection with the registration of such shares. Certain legal matters with respect to New York law, the validity of debt securities, warrants, subscription right and units under New York law, and U.S. federal securities laws will be passed upon for us by White & Case LLP, New York, New York. Additional legal matters may be passed upon for us and any underwriter by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Gambling.com Group Limited as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Odds Holdings, Inc. as of and for year ended December 31, 2024 incorporated in this Prospectus and in the Registration Statement by reference to Gambling.com Group Limited’s Report on Form 6-K dated August 14, 2025 have been so incorporated in reliance on the report of BDO LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.
BDO LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.
We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC.
We also maintain a website (www.gambling.com/corporate) from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on our website is not incorporated into this prospectus and is not part of this prospectus.
As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed or furnished with the SEC:
•our annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025;
•our reports on Form 6-K furnished to the SEC on April 4, 2025 (the first 6-K filing on such date), May 15, 2025 (the second 6-K filing on such date), May 16, 2025, August 14, 2025 (the second 6-K filing on such date), and August 14, 2015 (the third 6-K filing on such date); and
•the description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on July 19, 2021, including any amendments or reports filed for the purpose of updating such description.
In addition, any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.
Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

$200,000,000
Ordinary Shares
Preferred Shares
Debt Securities
Subscription Rights
Warrants
Units
6,667,042 Ordinary Shares
Offered by Selling Shareholders
The date of this prospectus is                              , 2025.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 8.    Indemnification of Directors and Officers.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
Subject to the Jersey Companies Law, our amended and restated memorandum and articles of association permit us to indemnify any director against any liability, to purchase and maintain insurance against any liability for any director and to provide any director with funds (whether by loan or otherwise) to meet expenditure incurred or to be incurred by him in defending any criminal, regulatory or civil proceedings or in connection with an application for relief (or to enable any such director to avoid incurring such expenditure). We have entered into an indemnification agreement with each of our directors and officers.
However, Article 77 of the Jersey Companies Law limits the ability of a Jersey company to exempt or indemnify a director from any liability arising from acting as a director. It provides that neither a company (or any of its subsidiaries) nor any other person for some benefit conferred or detriment suffered directly or indirectly by the company, may exempt or indemnify any director from, or against, any liability incurred by him as a result of being a director of the company except where the company exempts or indemnifies him against:
(a)any liabilities incurred in defending any proceedings (whether civil or criminal):
(i)in which judgment is given in his or her favor or he or she is acquitted;
(ii)which are discontinued otherwise than for some benefit conferred by him or her or on his or her behalf or some detriment suffered by him or her; or
(iii)which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), he or she was substantially successful on the merits in his or her resistance to the proceedings; or
(b)any liability incurred otherwise than to the company if he or she acted in good faith with a view to the best interests of the company;
(c)any liability incurred in connection with an application made under Article 212 of the Jersey Companies Law in which relief is granted to him or her by the court; or
(d)any liability against which the company normally maintains insurance for persons other than directors.
Article 77 of the Jersey Companies Law permits a company to purchase and maintain directors’ and officers’ insurance and we maintain a directors’ and officers’ liability insurance policy for the benefit of our directors and officers.
II-1

ITEM 9.    Exhibits.

Exhibit No.	Exhibit Index
1.1*	Form of Underwriting Agreement (for equity securities)

1.2*	Form of Underwriting Agreement (for debt securities)

3.1
Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 6-K filed with the Securities and Exchange Commission on May 16, 2023)

4.1
Form of Indenture (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Amendment No. 1 to Form F-3 (Registration No. 333-266888) filed with the Securities and Exchange Commission on September 19, 2022)

4.2*	Form of Subscription Rights Agreement (including form of Right Certificate)

4.3*	Form of Warrant Agreement (including form of Warrant Certificate)

4.4*	Form of Unit Agreement (including form of Unit Certificate)

5.1	Opinion of Carey Olsen Jersey LLP

5.2	Opinion of White & Case LLP

23.1	Consent of BDO LLP, independent registered public accounting firm

23.2	Consent of BDO LLP, independent auditor

23.3	Consent of Carey Olsen Jersey LLP (included in Exhibit 5.1)

23.4	Consent of White & Case LLP (included in Exhibit 5.2)

24.1	Powers of Attorney (included in the signature pages hereto)

25.1**	Statement of Eligibility of Trustee under Indenture

107	Filing Fee Table
__________________
*To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report on Form 6-K to be filed under the Exchange Act and incorporated herein by reference.
**Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

ITEM 10.    Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(iv)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(v)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(vi)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(vii)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Channel Island of Jersey on August 14, 2025.

GAMBLING.COM GROUP LIMITED

By:	/s/ Charles Gillespie
Name: Charles Gillespie
Title: Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles Gillespie and Elias Mark, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Charles Gillespie	Chief Executive Officer, Director (Principal Executive Officer)
Charles Gillespie

/s/ Elias Mark	Chief Financial Officer
Elias Mark	(Principal Financial Officer and Principal Accounting Officer)
/s/ Kevin McCrystle
Kevin McCrystle	Chief Operating Officer, Director

/s/ Susan Ball	Director
Susan Ball

/s/ Fintan Costello	Director
Fintan Costello

/s/ Jayme Mendal	Director
Jayme Mendal

/s/ Michael Quartieri	Director
Michael Quartieri

/s/ Par Sundberg	Director
Pär Sundberg
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on August 14, 2025 by the following persons in the capacities indicated.

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the registrant, has signed this registration statement on August 14, 2025.
BY: GDC AMERICA, INC.

s/ William S. Hanson	Authorized Representative in the United States
Name: William S. Hanson
Title: President